SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of earliest event reported: June 20, 2005

MEMS USA, INC.
(Formerly Lumalite Holdings, Inc.)
(Exact name of registrant as specified in charter)

Nevada                                   0-4846-3                                     82-0288840
(State or other jurisdiction             (Commission                               (IRS employer
of incorporation)                      file number)                              identification no.)

5701 Lindero Canyon Rd., #2-100
Westlake Village, CA 91362
(Address of Principal Executive Offices)

Registrant's telephone number, including area code (818) 735-4750

Item 4.01(a) Change in Registrant’s Certifying Accountant

(a) Previous Independent Accountant

(i)  On June 20, 2005, Registrant received a letter, dated June 17, 2005 from Stonefield Josephson, Inc., its principal independent accountant (“Stonefield”), informing Registrant that the client-auditor relationship between Registrant and Stonefield had ceased. Stonefield’s resignation from its engagement as Registrant’s certifying accountant shall be effective as of the completion of Stonefield’s Independent Auditors’ Report on the financial statements of Bott Equipment Company, Inc., a Texas corporation, and Gulfgate Equipment, Inc., a Texas corporation, each of which are subsidiaries of Registrant which were acquired by Registrant subsequent to September 30, 2004. Stonefield shall not perform auditing or other services for Registrant other than the completion of its report on these subsidiaries.

(ii) Stonefield reported on Registrant’s financial statements for the years ended September 30, 2004 and 2003. Their opinion did not contain an adverse opinion or a disclaimer of opinion, and was not qualified as to uncertainty, audit scope, or accounting principles. It was modified as to a going concern.

(ii) During the Company's most recent full fiscal years ended September 30, 2004 and 2003, there were no disagreements with Stonefield on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of SJ, would have caused them to make reference to the subject matter of such disagreements in connection with their reports; and there were no reportable events, as listed in Item 304(a)(1)(v) of Regulation S-K.

(iii) Registrant has provided Stonefield with a copy of these disclosures. Attached as Exhibit 1 to this Form 8-K/A is a copy of the Stonefield letter which provides their response to these disclosures.

(iv) Subsequent to filing the 8-K dated June 20, 2005 Stonefield notified the Registrant in writing with respect to the Registrant’s ability to generate timely and reliable financial statements.

(b) New Independent Accountants.

The Company engaged Kabani & Company, Inc. ("Kabani") to act as its independent auditors, effective June 20, 2005. During the Company's two most recent fiscal years and any subsequent interim period prior to engaging Kabani, the Company has not consulted Kabani regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, and Kabani did not provide either a written report or oral advice to the Company that Kabani concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement or a reportable event, each as defined in Item 304 of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEMS USA, INC.

Date: June 29, 2005	By:	/s/ Richard W. York
Name: Richard W. York
Title: CFO